As filed with the Securities and Exchange Commission on June 12, 2026

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Inogen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0989359
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Cummings Center, Suite 2800

Beverly, Massachusetts 01915

(Address of principal executive offices)

Inogen, Inc. Amended and Restated 2023 Equity Incentive Plan

(Full title of the plan)

Kevin R.M. Smith

Chief Executive Officer and President

Inogen, Inc.

500 Cummings Center, Suite 2800

Beverly, Massachusetts 01915

(Name and address of agent for service)

(805) 562-0500

(Telephone number, including area code, of agent for service)

Copies to:

Sarah C. Griffiths Covington & Burling LLP One International Place, Suite 1020 Boston, MA 02110 Telephone: (617) 603-8800	Kevin P. Smith General Counsel Inogen, Inc. 500 Cummings Center, Suite 2800 Beverly, Massachusetts 01915 Telephone: (877) 466-4364

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) of Inogen, Inc. (the “Company” or the “Registrant”) registers an additional 750,000 shares of common stock of the Registrant, par value $0.001 per share (“Common Stock”), reserved for issuance pursuant to future awards under the Registrant’s Amended and Restated 2023 Equity Incentive Plan (the “2023 Plan”). This share increase was approved by the Company’s stockholders at an annual meeting of stockholders held on June 5, 2026. In accordance with Section E of the General Instructions to Form S-8, the contents of the previous registration statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 7, 2023 (File No. 333-272468), June 12, 2024 (File No. 333-280151), and May 20, 2025 (File No. 333-287433) are incorporated by reference herein, except to the extent supplemented, superseded or modified by the specific information set forth below or the specific exhibits attached hereto. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in accordance therewith files reports, proxy statements and other information with the Commission. The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 27, 2026.
(2)
The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2026, filed with the Commission on May 8, 2026.
(3)
The Registrant's Current Reports on Form 8-K filed on March 30, 2026, April 6, 2026, and June 11, 2026 (other than information furnished rather than filed in any such report).
(4)
All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above (other than information furnished rather than filed in any such report).
(5)
The description of the Registrant’s common stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-36309) filed with the Commission on February 10, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
4.1	Specimen common stock certificate of Registrant.	S-1/A	333-192605	4.1	1/16/14
4.2+	Amended and Restated 2023 Equity Incentive Plan.	8-K	001-36309	10.1	6/11/26
4.3+	Form of Stock Option Agreement under the Amended and Restated 2023 Equity Incentive Plan.	8-K	001-36309	10.2	6/11/26
4.4+	Form of Restricted Stock Unit Agreement - Time-Based under the Amended and Restated 2023 Equity Incentive Plan.	8-K	001-36309	10.3	6/11/26
4.5+	Form of Restricted Stock Unit Agreement - Performance-Based under the Amended and Restated 2023 Equity Incentive Plan.	8-K	001-36309	10.4	6/11/26
5.1*	Opinion of Covington & Burling LLP.
23.1*	Consent of Deloitte and Touche LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Covington & Burling LLP (contained in Exhibit 5.1 hereto).
24.1*	Power of Attorney (contained on signature page hereto).
107*	Filing Fee Table.

+ Indicates management contract or compensatory plan, contract or arrangement.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly, Commonwealth of Massachusetts, on June 12, 2026.

INOGEN, INC.

By:	/s/ Kevin R.M. Smith
Kevin R.M. Smith
Chief Executive Officer, President and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kevin R.M. Smith and Jason Richardson, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Inogen, Inc.) to sign the Registration Statement on Form S-8 of Inogen, Inc., and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kevin R.M. Smith	Chief Executive Officer, President and Director (Principal Executive Officer)	June 12, 2026
Kevin R.M. Smith
/s/ Jason Richardson	Chief Financial Officer (Principal Accounting and Financial Officer)	June 12, 2026
Jason Richardson
/s/ Elizabeth Mora	Chairperson of the Board	June 12, 2026
Elizabeth Mora
/s/ Glenn Boehnlein	Director	June 12, 2026
Glenn Boehnlein
/s/ Mary Katherine Ladone	Director	June 12, 2026
Mary Katherine Ladone
/s/ Kevin King	Director	June 12, 2026
Kevin King
/s/ Heather Rider	Director	June 12, 2026
Heather Rider
/s/ Mira Sahney	Director	June 12, 2026
Mira Sahney
/s/ Vafa Jamali	Director	June 12, 2026
Vafa Jamali